EXHIBIT 77Q1(e)(1)

The Investment Advisory Agreement, dated April 25, 2006, by and between MFS Series Trust XIII, on behalf of its series of shares (each a Fund), and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 35 to the Registration Statement for MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on May 17, 2006, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


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